October 2018 :: Stephens Fall Investment Conference

Disclaimer IMPORTANT: You must read the following information before continuing to the rest of the presentation. This presentation has been prepared by CURO Group Holdings Corp. and its subsidiaries (collectively, “we,” “us” or the “Company”) and is being provided to you for informational purposes only. Forward-Looking Statements This presentation contains forward-looking statements. These forward-looking statements include statements related to our belief that we have significant and multiple growth opportunities with sustainable competitive advantages; out belief that market trends favor our business; our expectations regarding our new product offerings and geographic expansions; our expectations for our Canada Open-end product; and our expectations as to future financial and operational performance. In addition, words such as “as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions and judgments, including our ability to successfully execute on our business strategy; our ability to take advantage of market trends; and our ability to accurately predict our future financial results. These assumptions and judgments may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are important factors beyond our control that could cause the Company’s actual results to differ materially from those in the forward-looking statements. These factors include: our level of indebtedness; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties would could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party-lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-part electronic payment solutions providers; disruption caused by employee or third-party theft and errors in our stores as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. The forward-looking statements herein speak only as of the date hereof. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statement for any reason. Non-GAAP Financial Measures In addition to the financial information prepared in conformity with U.S. GAAP, we provide in this presentation certain “non-GAAP financial measures,” including: Adjusted Net Income (Net Income minus certain non-cash and other adjusting items); Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); Gross Combined Loans Receivable (includes loans originated by third-party lenders through CSO programs which are not included in our consolidated financial statements); and Adjusted Return on Average Assets. Such measures are intended as a supplemental measure of the Company’s performance that are not required by, or presented in accordance with, GAAP. The Company presents Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets because it believes that, when viewed with the Company’s GAAP results and the accompanying reconciliation, such measures provide useful information for comparing the Company’s performance over various reporting periods as they remove from the Company’s operating results the impact of items that the Company believes do not reflect its core operating performance. Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets are not substitutes for net earnings, cash flows provided by operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets. Although the Company believes that Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets can make an evaluation of its operating performance more consistent because they remove items that do not reflect its core operations, other companies in the Company’s industry may define Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets differently than the Company does. As a result, it may be difficult to use Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets to compare the performance of those companies to the Company’s performance. Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets should not be considered as measures of the income generated by the Company’s business or discretionary cash available to it to invest in the growth of its business. The Company’s management compensates for these limitations by reference to its GAAP results and using Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets as supplemental measures. A reconciliation of Adjusted EBITDA to net income can be found on slide 32 of this presentation. A reconciliation of Adjusted Net Income to net income can be found on slide 33 of this presentation. A reconciliation of Adjusted Return on Average Assets to total assets can be found on slide 31. The presentation is confidential and may not be reproduced, redistributed, published or passed on to any other person, directly or indirectly, in whole or in part, for any purpose. This document may not be removed from the premises, and by accepting this document and attending the presentation, you agree to be bound by the foregoing limitations. If this document has been received in error it must be returned immediately to the Company. 2

Total senior leadership team has over a century of collective industry experience Prior Experience Don Gayhardt 28 years of executive President & Chief management experience in Executive Officer the short-term credit industry 16 years of industry Bill Baker experience; led the launch of Executive Vice the Company’s digital President & Chief business and the Operating Officer development of the risk and analytics function Roger Dean 25 years of industry Executive Vice experience in banking, President & Chief financial services and Financial Officer capital markets 3

Recent Developments

Capital markets transactions

- December 2017: Completed IPO of common stock to raise $93.3 million gross proceeds (6,666,667 shares at $14 / share)
- May 2018: Completed secondary offering by shareholders of 5,000,000 existing shares
- August 2018: Closed on $690 million 8.25% Senior Secured Notes due 2025 and closed new CAD $175 million SPV facility

Redemption of outstanding debt

- March 2018: Used a portion of the net proceeds from IPO to redeem $77.5 million of 12.00% Senior Secured Notes due 2022
- August 2018: Used net proceeds from Senior Secured Notes due 2025 to fully retire 12.00% Senior Secured Notes due 2022 and entirety of U.S. SPV facility, generating $20 million+ expected annual interest savings on the refinanced debt

Bank partnership

- April 2018: CURO and MetaBank announce agreement to offer consumers an innovative line of credit product; opportunity to significantly expand U.S. addressable market
- MetaBank commits to fund and hold up to $350 million of loans on its balance sheet
- Net loan revenue subjected to 'waterfall' that is shared

MetaBank
NASDAQ:CASH

Growth with newer brands

- Significant U.S. market expansion opportunity
- Accelerating transition to line of credit product offerings in Canada
- Continued to grow with newer brands including:
  - U.S.: Avio Credit, Verge Credit Powered by MetaBank, Revolve Finance
  - Canada: LendDirect
  - U.K.: Juo Loans

4

CURO At a Glance Business Overview Large Geographic Footprint . Founded in 1997, CURO is a tech-enabled, multi-channel Store and multi-product consumer finance company serving a Online wide range of underbanked consumers in the U.S., Both Canada and the U.K. and a market leader in the industry British No Presence Alberta* Manitoba based on revenues Columbia* – Strong position in each of its markets New Brunswick Saskatchewan* – Rapidly gaining market share in a large Ontario* WA* fragmented market ND Nova Scotia* . Dominant storefront presence with 411 total locations OR ID WI RI – United States: 213 stores in 14 states WY OH – Canada: 198 stores in 7 provinces and territories NV* IL* UT VA . Large online lending presence CA* CO KS* MO* TN* OK SC – United States: 27 states AZ* NM AL* – Canada: Alberta, Nova Scotia, Ontario, MS* U.K.* Saskatchewan and British Columbia AK TX* LA* HI – United Kingdom Strong Brands Product and Channel Distribution (% of 9/30/18 QTD Revenue) (% of 9/30/18 QTD Revenue) Ancillary Single-Pay 4.4% (Non-US) 9.0% Single-Pay (US) Online Unsecur 53% 9.8% ed 47% Installm Stores Open-End ent 14.2% 52.5% Secured Installment 10.1% 5

Key Investment Highlights Leading large scale lender to underbanked consumers with track record of profitability across credit cycles with over 20 years of history Omni-channel platform, geographic footprint and diverse revenue base drive profitability and performance of business Large and growing addressable market that is underserved by traditional finance companies and banks Dynamic marketing strategy and proprietary analytics fuel customer growth and optimize customer acquisition cost Significant growth opportunities with sustainable competitive advantages 6

Leading Large Scale Lender(1) To Underbanked Consumers With Track Record Of Profitability Across Credit Cycles 1997 – 2007 2008 – 2013 2014 – Present Focused branch development in Channel, product and Broad product diversification U.S. geographic diversification and brand development; omni- channel . Company founded with first . Began offering installment . Installment loan and open-end location in Riverside, loans credit product expansion California . Launched analytical brand . Launched online lending . Mobile optimized sites and marketing platforms apps . Expanded into additional . International expansion to . Refined best-in-class omni- states Canada and the U.K. channel platform Bespoke IT platform Raised over $2 billion of debt $16.5 billion of total credit development financing since 2008 extended since 2010 7 (1) Leading large-scale lending in terms of revenue.

Omni-Channel Platform Supports “Call, Click or Come-In” Source customers from a broad base with high retention rates Storefront Digital / Mobile Category-killer stores promote brand awareness Synergistic lead funnel for storefront channel Distinctive and recognizable branding Enhances customer experience Convenient locations typically open 7 days per week Over 80% of web visitors are on mobile (1) Higher approval rates with better credit performance Site to store: over 145,000 loans in 2018 YTD (2) (1) Based on Q3 2018. 8 (2) New and reactivated customers

Comprehensive Product Offerings And Diversified Revenue(1) Unsecured Secured Open-End Single-Pay Installment Installment (Line of Credit) Online: KS,TN,ID,UT, Online & in-store: Online and in-store: Online & in-store: VA, DE, RI and Canada Channel 14 U.S. states, Canada 12 U.S. states, Canada 7 U.S. states In-store: KS,TN and and the U.K. and the U.K.(2) Canada Average Loan (3) (3) Size $647 $1,368 $1,094 $315 Revolving / Up to 60 months Up to 42 months Up to 62 days Duration Open-ended Average monthly Average monthly Daily interest rates ranging Fees ranging from $13 15.3% 11.6% Pricing interest rate(4) interest rate(4) from 0.13% to 0.99% to $25 per $100 borrowed Loans $287 million(3) $94 million(3) $184 million $81 million Receivable Q3 2018 QTD Consolidated Revenue Increasing Installment & Open-end Focus (% of revenue) (% of revenue) Installment & open-end 77% 76.8% 58% $283 Ancillary million 4.4% 19% Non-U.S. Single-pay 2010 2016 QTD 9.0% U.S. Q3 2018 Single-pay (1) As of 9/30/18. 9.8% (2) Online only in the U.K. 9 (3) Includes CSO loans. (4) Weighted average of the contractual interest rates for the portfolio as of 9/30/18. Excludes CSO.

Large Addressable Market Is Underserved

Large Total Addressable Market

- Combined estimated 140 million potential underbanked borrowers(1)
- 44% of American adults could not cover an emergency expense of $400 (2)
- 12% of credit-active Canadian adults are considered sub-prime, in the 300-639 FICO score range (3)

Favorable Customer Trends

- 63% of respondents in a recent study do the majority of banking online and 43% conduct transactions using a mobile banking app (4)
- Growing preference towards installment loan products
  - Growth in funded online installment loans has increased nearly 500% since 2013 vs. online single-pay loans which have increased less than 100%(5)

Providers of credit to U.S. population by FICO band(6)



20.7%
19.0%
17.1%
13.2%
10.0%
8.5%
6.8%
4.7%
> 800
750–799
700–749
650–699
600–649
550–599
500–549
< 500



Banks
Specialized consumer lenders
Credit unions
Marketplace lenders
Credit cards
Broker dealers



Marketplace lenders
Specialized consumer lenders
Non-prime Credit cards

As many as 121 million Americans are underserved by traditional finance companies

(1) In the U.S., Canada and the U.K.
(2) May 2018 Federal Reserve System Board of Governors Report on the Economic Well-Being of U.S. Households in 2017
(3) TransUnion
(4) 2017 TSYS U.S. Consumer Payments Study
(5) Clarity Services Inc. 2018 Alternative Financial Services Lending Trends; 2013 indexed at 100 for comparative growth illustration; funded loan volume measure in dollars.
(6) April 2017; FICO.

10

Market Trends Favoring CURO Underserved Market with Improving Financial Condition Meaningful Wage Growth for the Two Lowest Quintiles Improving Unemployment Second Quintile Annual Bottom Quintile Annual HH Income(1) ($ in 000s) HH Income(1) ($ in 000s) Second Quintile Lowest Quintile $35 $15 12% $34 $14 10% 8% $33 $13 6% $32 $12 4% $31 $11 2% $30 $10 0% 2005 2007 2009 2011 2013 2015 2017 2006 2008 2010 2012 2014 2016 2018 Source: Bureau of Labor Statistics. Source: Bureau of Labor Statistics. Consistently Rising U.S. Consumer Confidence Since 2009 140 120 100 80 60 40 20 0 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Source: FactSet. (1) Wages for 1st and 2nd Quintile Income Households in 2016 Real Dollars. 11

Market Trends Favoring CURO (Cont.) FRIDAY, AUGUST 3, 2018 Workers Hardest Hit by Recession Are Joining in Recovery The data echoed other positive economic news recently, including a report last week showing the economy grew by 4.1 percent in the second quarter. Over all in July, employers increased payrolls by 157,000, while the unemployment rate edged downward to 3.9 percent, near the 18-year low achieved in May. Other indicators suggest the recovery is finally extending its reach. The Labor Department’s broadest measure of unemployment, which includes workers forced to take part-time jobs because full-time positions are unavailable, fell to 7.5 percent in July, the lowest since 2001. The unemployment rate for those without a high school diploma fell to 5.1 percent in July, the Labor Department reported Friday, the lowest since the government began collecting data on such workers in 1992. “People feel good. They’re going out and spending more money,” he said. “In our segment, $50 feeds you and your family.” Nader Masadeh, CEO, Buffalo Wings & Rings Source: New York Times, 8/3/18. 12

Multi-faceted Marketing Strategy And Deep Data Analysis Technology and analytics drive risk-adjusted revenue growth and reduce Cost per Funded loan Integrated Global Marketing, Risk and Credit Analytics team consisting of 85 professionals Real time optimization of marketing spend using credit data Note: For U.S. loans. 13

Centralized Analytics And IT Platform Optimize loss rates Continuous and minimize model effective customer updates acquisition costs 15+ years of customer data Over 78 million applications Structured, proprietary model development and 176 IT professionals and 85 Marketing, Monitor operational changes Risk and Analytics professionals deployment process to address short-term changes to risk environment Third-party reporting +11,000 potential risk analytic– variables Advanced data $16.5 billion relevancy techniques 42.4 million total credit total loans extended since since 2010 2010 Installment and open-end products require more stringent credit criteria supported by more sophisticated analytics Note: Data as of 9/30/18. 14

Multiple Opportunities For Continued Significant Growth

CURO has developed a growth-oriented financial technology platform positioned to capitalize on numerous growth opportunities

Capital Structure Optimization
- Ongoing alignment of financing mix to support future growth
- August 2018 refinancing extends maturities and reduced interest expense

Operational Enhancement
- Further reduce customer acquisition cost
- Continued improvement in credit performance
- Further expand installment loan offerings in U.S. & Canada

Geographic Expansion
- Expansion of LendDirect in Canada; pilot stores opened Q4 2017
- Continue to explore opportunities in new high-growth markets

New Product Offerings
- New online installment loan brand, Avio Credit
- New online guarantor loan product in the U.K. under new Juo Loans brand
- Bank partner line of credit offerings in U.S. with MetaBank

Efficient Customer Acquisition
- Continue to drive more customer growth in existing products / geographies
- Data driven, cost-efficient acquisitions strategy
- Increase prescreen direct-mail program and add to affiliate network

15

Canada Open-end Overview Open-End Product Financial Features Q3 2018 Ontario Roll-out Statutory cap at Yield 48% Transitioned 38,611 customers to line of approximately credit loans in Ontario including 4,175 new customers Insurance Optional product with 60 – 70% product expected take rate of Open-end product is stickier over time than Single Pay Including insurance revenue, Over six months, customer retention of ~80% Total Return expected return on assets of 60 – 65% versus single pay retention of ~60% Once mature, portfolio Net charge off charge-off rates expect to 25 – 30% Pilot markets have returned to low-to-mid rate drop from 35 – 40% to 20% AEBITDA margins; would expect same Compared to CAN to higher in Ontario market Allowance Unsecured Installment 9 – 10% coverage 7 – 8% coverage, target $10m Open-end Origination Vintage - Cumulative Net Revenue $1,500,000 Customer preference for open-end product $1,000,000 versus installment due to redraw and upsize $500,000 $- potential without re-loan process $(500,000) $(1,000,000) Primary Canada competition is traditional $(1,500,000) installment so product differentiator $(2,000,000) $(2,500,000) Month 1 Month 2 Month 3 Month 4 Month 5 Month 6 Month 7 Month 8 Month 9 16

Transition To Multi-Pay Loans In Canada Beginning In 2016 ($Millions) Gross Combined Loans Receivable 450% Single Pay Gross AR Multi Pay Gross AR Single Pay Yield Multi Pay Yield 400% $194 350% 300% 250% $122 $105 $91 $99 $103 $157 200% $75 150% $67 $49 $52 $54 $49 $52 $43 $75 $2 $2 $23 $32 100% $47 $50 $48 $50 $53 $49 $47 50% $44 $43 $36 0% Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Windsor, Ontario Pilot began in February 2018 – Why We Accelerated First-Pay-Defaults of 5.3% - overall credit improving and 4,469 single-pay loans ($2.8 million in balances) in line with expectations 2,952 of the loans were converted to Open-End Total open loan counts have increased 57% – $6.2 million in resulting balances Unique customers have increased 28% – $2,080 average drawn; $2,466 average credit line 17

Financial Summary 18

CURO FINANCIAL TECHNOLOGIES CORP

Financial Results At A Glance

($Millions)

Gross Combined Loans Receivable

- Grew $181.9 million (+39%) vs. Q3 2017
- Increased sequentially from Q2 2018 by 26% ($132.7 million) due to Canada Open-end volume ($71.5 million and U.S. demand ($61.2 million)

Revenue

- Led by Unsecured and Secured Installment revenue growth vs. YTD Q3 2017 of 18.0% and 10.8%, respectively
- Open-End revenue grew 81.0% vs. YTD Q3 2017 on organic growth in the U.S. and introduction of Open-End products in Virginia and Canada

Gross Margin

- Upfront loss provisioning on elevated loan growth (year-over-year and sequentially) compressed net revenue margin. Q3 credit quality improved year-over-year
- Advertising spend increased 44.5%, or $15.8 million, vs. YTD Q3 2017 to support organic growth and new products in the U.S. and Canada
- Non-advertising cost of providing services increased 2.1% vs. YTD Q3 2017

Corporate Expenses(2)

- Grew 10.1% vs. same period in 2017 on investment in analytics and IT talent and public-company costs

Q3 2018 was highlighted by 39.1% YOY loan growth and LTM Adjusted EBITDA was $221.1 million

($ in millions)	9 months ended September 30, 2018	2017	Growth %	3 months ended September 30, 2018	2017	Growth %
Revenue	$793.7	$696.6	13.9%	$283.0	$255.1	10.9%
Gross margin	$253.6	$257.1	(1.3%)	$64.0	$80.4	(20.4%)
Adjusted EBITDA(1)	$162.2	$173.3	(6.4%)	$38.4	$51.4	(25.3%)
Adj. net income(1)	$64.7	$59.4	9.1%	$10.9	$14.2	(23.0%)

2018 Full Year Guidance Provided October 24, 2018 (3)

- Revenue in the range of $1.090 billion to $1.095 billion
- Adjusted Net Income in the range of $88 million to $91 million
- Adjusted EBITDA in the range of $215 million to $218 million
- Estimated tax rate of 25% to 27% for the full year
- Adjusted Diluted Earnings per Share of $1.84 to $1.88

(1) Refer to slides 32 and 33 for reconciliation of Adjusted EBITDA and Adjusted Net Income to their closest GAAP measures, Net Income.
(2) Corporate, district and other expense as defined in the Company's Annual Report on Form 10-K filed on March 13, 2018.
(3) Adjusted earnings guidance, a non-GAAP measure, excludes $11.7 million of debt extinguishment costs from the retirement of $77.5 million of the 12.00% Senior Secured Notes due 2022 in the first quarter of 2018, $71.0 million of such costs from the retirement of the remaining $527.5 million of these notes in the third quarter of 2018, $10.0 million of debt extinguishment costs expected relating to the repayment in full of the US SPV Facility in the fourth quarter of 2018, third and fourth quarter 2018 U.K. customer redress costs, $1.2 million of tax expense related to the 2017 Tax Act and $1.2 million of net benefits from adjustment of legal settlement liabilities, stock-based compensation and intangible asset amortization.

19

Historical Financial Summary Gross Combined Loans Receivable quarterly comparison(1) ($Millions) Unsecured Installment Open-end Secured Installment Single-pay CSO $647 $79 $514 $512 $81 $465 $447 $69 $79 $412 $91 $71 $57 $90 $363 $354 $62 $99 $303 $95 $87 $58 $286 $266 $68 $85 $91 $184 $89 $59 $53 $80 $85 $80 $45 $90 $76 $48 $91 $95 $32 $52 $96 $67 $91 $63 $27 $26 $56 $31 $52 $212 $51 $196 $182 $179 $28 $156 $171 $26 $27 $131 $102 $53 $58 $66 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 (1) Gross combined loans receivable is sum of Company-owned gross loans receivable and gross loans receivable guaranteed by the Company. 20

Net Charge-off Rates Improvement Q3 Year-over-Year NCO Rates by Country – All Products 25.0% 20.0% Improved for all three countries 15.0% 10.0% 5.0% 0.0% U.S. Canada U.K. Consolidated Q3 2017 Q3 2018 Consolidated Quarterly NCO Rate by Product 60.0% 50.0% Stable or improved for all 40.0% products except Secured Installment 30.0% Unsecured Installment improved 20.0% in each country but higher in 10.0% total on mix shift 0.0% Unsecured Secured Open-end CSO Single-Pay Total Installment Installment Q3 2017 Q3 2018 21

CURO FINANCIAL TECHNOLOGIES CORP

Consolidated Summary Balance Sheet

($Millions)

($ in millions)	December 31, 2015	December 31, 2016	December 31, 2017	September 30, 2018
Cash	$ 100.6	$ 193.5	$ 162.4	$ 153.4
Restricted cash	11.8	7.8	12.1	24.2
Gross loans receivable	252.2	286.2	432.8	567.7
Less: allowance for loan losses	(32.9)	(39.2)	(69.6)	(76.1)
Loans receivable, net	219.3	247.0	363.2	491.6
PP&E net	99.7	95.9	87.1	79.8
Goodwill and intangibles	177.7	172.5	178.4	177.2
Other assets	57.0	64.1	56.5	69.6
Total assets	$ 666.0	$ 780.8	$ 859.7	$ 995.7
Senior notes	$ 561.7	$ 538.4	$ 585.8	$ 677.2
ABL facilities	-	86.5	120.4	191.0
Other liabilities	123.7	115.0	146.4	117.7
Total liabilities	$ 685.4	$ 739.9	$ 852.6	$ 985.9
Total stockholders' equity / (deficit)	$ (19.4)	$ 40.9	$ 7.1	$ 9.9
LTM adjusted ROAA [1]	3.7%	9.2%	9.6%	9.1%
LTM adjusted earnings	$24.7	$66.4	$79.1	$84.4
Debt / LTM adjusted EBITDA [1]	4.3x	3.3x	3.0x	3.9x
Net Debt / LTM adjusted EBITDA [2]	4.3x	2.8x	2.5x	3.1x

Revised debt structure generates $20 million + annual savings on New Senior Notes versus Old Senior Notes + U.S. SPV

Note: Debt balances are reflected net of deferred interest costs. Subtotals may not sum due to rounding.
(1) Refer to slides 32 and 33 for reconciliation of Adjusted EBITDA and Adjusted Net Income to their closest GAAP measures, Net Income.
(2) Net Debt excludes U.S. and Canada SPV debt.

22

U.S. Results

($Thousands)

	9 Months Ended			3 Months Ended		
	9/30/2018 Actual	9/30/2017 Actual	Variance	9/30/2018 Actual	9/30/2017 Actual	Variance
Gross revenue	617,992	531,912	16.2%	223,273	193,826	15.2%
Provision	239,576	180,658	32.6%	103,256	79,506	29.9%
Net revenue	378,416	351,254	7.7%	120,017	114,320	5.0%
Net Revenue Margin	61.2%	66.0%	-7.3%	53.8%	59.0%	-8.9%
Advertising	35,200	24,596	43.1%	17,632	12,005	46.9%
Advertising as % of Revenue	5.7%	4.6%	23.2%	7.9%	6.2%	27.5%
Other cost of services	127,719	125,304	1.9%	42,280	41,213	2.6%
Corporate, district and other (1)	81,113	78,299	3.6%	22,360	25,257	-11.5%
Adjusted EBITDA (2)	149,297	139,804	6.8%	41,974	40,203	4.4%
Adjusted EBITDA Margin	24.2%	26.3%	-8.1%	18.8%	20.7%	-9.4%

U.S. Performance Overview

- Sequential loan growth for Unsecured Installment was significantly higher than same quarter in prior year which lead to higher provisioning
- Open-end NCO rate rose sequentially and year-over-year due to increased credit lines in seasoned markets based on vintage return analysis (results in short term provision increase with expected net positive returns) and immature Virginia market
- CSO NCO rates improved year-over-year but rose sequentially on seasonal trends; prior year included impacts of Hurricane Harvey so improvements were anticipated, but expected better than the realized 124 bps improvement excluding hurricane impact

Note: Subtotals may not sum due to rounding.
(1) Corporate, district and other expense as defined in the Company's Annual Report on Form 10-K filed on March 13, 2018.
(2) Refer to slide 35 for reconciliation of Adjusted EBITDA to its closest GAAP measures, segment Operating Income.

23

U.S. Outlook ($Thousands) Nine Months Full Year Full Year September 30, Guidance (1) ($ in thousands) 2017 2018 2018 Gross revenue $ 737,729 $ 617,992 $ 847,515 Provision 267,491 239,576 346,848 Net revenue 470,238 378,416 500,667 Net Revenue Margin 63.7% 61.2% 59.1% Advertising 36,148 35,200 51,214 Advertising as % of Revenue 4.9% 5.7% 6.0% Other costs of services 166,875 127,719 170,257 Corporate, district and other (2) 120,803 81,113 108,418 Adjusted EBITDA (3) $ 180,125 $ 149,297 $ 191,430 Implied from mid-point of guidance provided 10/24/18 Adjusted EBITDA Margin 24.4% 24.2% 22.6% AEBITDA / RAR 38.3% 39.5% 38.2% 2019 Preliminary Outlook Loan growth 6% - 8% Revenue growth 6% - 8% Net revenue margin 57% - 58% Advertising as % of Revenue 5.5% - 6.5% AEBITDA growth 6% - 9% Note: Subtotals may not sum due to rounding. (1) At the mid-point in implied 4th quarter. 24 (2) Corporate, district and other expense as defined in the Company’s Annual Report on Form 10-K filed on March 13, 2018. (3) Refer to slide 35 for reconciliation of EBITDA and Adjusted EBITDA to its closest GAAP measures, segment Operating Income.

Canada Results

($Thousands)

	9 Months Ended			3 Months Ended		
	9/30/2018 Actual	9/30/2017 Actual	Variance	9/30/2018 Actual	9/30/2017 Actual	Variance
Gross revenue	139,502	135,819	2.7%	46,209	50,658	-8.8%
Provision	51,346	36,246	41.7%	24,436	15,718	55.5%
Net revenue	88,156	99,573	-11.5%	21,773	34,940	-37.7%
Net Revenue Margin	63.2%	73.3%	-13.8%	47.1%	69.0%	-31.7%
Advertising	9,147	6,944	31.7%	3,717	2,899	28.2%
Advertising as % of Revenue	6.6%	5.1%	28.2%	8.0%	5.7%	40.6%
Other costs of services	50,718	46,718	8.6%	17,567	16,392	7.2%
Corporate, district and other (1)	14,791	12,407	19.2%	5,135	4,660	10.2%
Adjusted EBITDA (2)	17,148	36,239		(3,390)	11,977	
Adjusted EBITDA Margin	12.3%	26.7%		-7.3%	23.6%	

Canada Performance Overview

- Phase 2 of Ontario regulatory changes became effective July 1, 2018. Further reduced rate cap and other restrictions affected attractiveness of Single Pay for customers that could qualify for an alternative multi-pay product.
- Accelerated Open-end rollout in Ontario beginning in July 2018 initially focused on conversion of existing single pay customers followed by acquisition of new customers. Transition and launch exceeded expectations for new customers and conversions.
- Product conversion resulted in sequential AEBITDA dilution due to:
  - Upfront provision build on Open-end
  - Reduced higher-yielding Single Pay
  - Lower remaining Single Pay yield due to rate reductions
  - Higher advertising spend in the short term

Note: Subtotals may not sum due to rounding.
(1) Refer to slide 35 for reconciliation of Adjusted EBITDA to its closest GAAP measures, segment Operating Income.
(2) Corporate, district and other expense as defined in the Company's Annual Report on Form 10-K filed on March 13, 2018.

25

Canada Outlook ($Thousands) Nine Months Full Year Full Year September 30, Guidance (1) ($ in thousands) 2017 2018 2018 Gross revenue $ 186,408 $ 139,502 $ 190,399 Provision 45,075 51,346 72,523 Net revenue 141,333 88,156 117,876 Net Revenue Margin 75.8% 63.2% 61.9% Advertising 10,415 9,147 10,121 Advertising as % of Revenue 5.6% 6.6% 5.3% Other costs of services 62,968 50,718 67,116 Corporate, district and other (2) 16,952 14,791 19,193 Adjusted EBITDA (3) $ 54,629 $ 17,148 $ 26,206 Implied from mid-point of Adjusted EBITDA Margin 29.3% 12.3% 13.8% guidance provided 10/24/18 AEBITDA / RAR 38.7% 19.5% 22.2% 2019 Preliminary Outlook Loan growth 25% - 28% Revenue growth 15% - 17% Net revenue margin 62% - 64% Advertising as % of Revenue 4.5% - 5.0% AEBITDA growth 80% - 100% Note: Subtotals may not sum due to rounding. (1) At the mid-point in implied 4th quarter. 26 (2) Corporate, district and other expense as defined in the Company’s Annual Report on Form 10-K filed on March 13, 2018. (3) Refer to slide 35 for reconciliation of EBITDA and Adjusted EBITDA to its closest GAAP measures, segment Operating Income.

U.K. Results ($Thousands) 9 Months Ended 3 Months Ended 9/30/2018 9/30/2017 9/30/2018 9/30/2017 Actual Actual Variance Actual Actual Variance Gross revenue 36,251 28,912 25.4% 13,522 10,635 27.1% Provision 16,618 9,619 72.8% 6,831 4,117 65.9% Net revenue 19,633 19,293 1.8% 6,691 6,518 2.7% Net Revenue Margin 54.2% 66.7% -18.8% 49.5% 61.3% -19.3% Advertising 7,077 4,059 74.4% 2,765 1,367 102.3% Advertising as % of Revenue 19.5% 14.0% 39.1% 20.4% 12.9% 59.1% Other costs of services 2,703 5,426 -50.2% 536 1,737 -69.1% Corporate, district and other (1) 18,390 13,091 40.5% 7,690 4,330 77.6% Adjusted EBITDA (2) (4,255) (2,780) (230) (752) Adjusted EBITDA Margin -11.7% -9.6% -1.7% -7.1% Note: Subtotals may not sum due to rounding. 27 (1) Corporate, district and other expense as defined in the Company’s Annual Report on Form 10-K filed on March 13, 2018. (2) Refer to slide 35 for reconciliation of Adjusted EBITDA to its closest GAAP measures, segment Operating Income.

Interest And Tax Outlook ($Thousands) Nine Months Full Year Full Year September 30, Guidance ($ in thousands) 2017 2018 2018 U.S. Interest Expense $ 82,495 $ 64,931 $ 79,554 Canada Interest Expense 201 1,298 3,548 Depreciation Expense 16,335 11,947 16,121 Amortization Expense 2,502 2,059 2,745 Adjusted Pre-tax Income (1) 134,412 87,047 Adjusted Tax Expense (1) 55,338 22,395 Adjusted Effective Tax Rate 41.2% 25.7% 25% - 27% 2019 Preliminary Outlook . U.S. interest expense run rate of $14m - $15m / quarter . Canada interest expense run rate of $2m - $3m / quarter . Depreciation run rate of approximately $4.7m / quarter . Effective tax rate of 25% to 27% 28 (1) Refer to slide 36 for reconciliation of Adjusted Pre-tax income and Adjusted tax expenses to their closest GAAP measures, Pre-tax income Tax expense.

Key Investment Highlights Leading large scale lender to underbanked consumers with track record of profitability across credit cycles with over 20 years of history Omni-channel platform, geographic footprint and diverse revenue base drive profitability and performance of business Large and growing addressable market that is underserved by traditional finance companies and banks Dynamic marketing strategy and proprietary analytics fuel customer growth and optimize customer acquisition cost Significant growth opportunities with sustainable competitive advantages 29

Appendix 30

CURO FINANCIAL TECHNOLOGIES CORP

Historical Consolidated Adjusted Return On Average Assets

	2016					2017					2018			
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Interest Income	111.1%	105.3%	115.0%	111.9%	109.5%	113.3%	115.8%	130.7%	126.6%	112.6%	122.0%	118.6%	119.2%	120.6%
Provision	24.5%	32.8%	43.4%	43.1%	35.7%	33.0%	36.0%	53.0%	49.2%	39.8%	39.4%	45.8%	59.3%	48.8%
Net Lending Margin	86.7%	72.5%	71.6%	68.8%	73.8%	80.3%	79.7%	77.7%	77.4%	72.8%	82.6%	72.8%	60.0%	71.7%
Ancillary Revenue	6.0%	4.6%	5.1%	4.7%	5.0%	6.7%	3.7%	5.6%	5.1%	4.9%	5.3%	5.4%	5.5%	5.4%
Net Revenue Margin	92.6%	77.1%	76.7%	73.5%	78.8%	87.1%	83.5%	83.2%	82.5%	77.7%	87.9%	78.2%	65.4%	77.2%
Advertising Cost	3.9%	5.8%	6.7%	8.0%	6.1%	4.1%	6.4%	8.7%	8.1%	6.4%	4.8%	8.7%	10.6%	8.2%
Other Cost of Product	34.2%	32.3%	32.2%	31.9%	32.2%	32.2%	31.9%	31.7%	29.0%	28.8%	30.0%	29.4%	26.6%	28.8%
Adjusted Corporate and District Expense (1)	18.1%	17.4%	16.8%	14.6%	16.5%	16.2%	17.7%	17.5%	18.2%	16.1%	18.5%	17.8%	14.3%	16.9%
Adjusted Other Expense (1)	0.0%	-0.3%	-0.1%	0.3%	0.0%	-0.2%	0.3%	0.1%	-0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Interest Expense	9.4%	9.0%	9.0%	8.6%	8.9%	12.5%	10.2%	10.0%	10.9%	10.1%	10.8%	10.2%	10.3%	10.5%
Adjusted Tax Expense (1)	10.5%	4.8%	4.7%	4.4%	6.0%	8.1%	6.7%	7.7%	6.8%	6.7%	6.5%	3.0%	1.3%	3.6%
Adjusted Return on Assets	16.5%	8.0%	7.3%	5.8%	9.2%	14.2%	10.3%	7.6%	9.7%	9.6%	17.3%	9.0%	2.3%	9.4%

31

(1) Removes impact of items excluded for purposes of reporting non-GAAP Adjusted Net Income.

CURO
FINANCIAL TECHNOLOGIES CORP

Historical Consolidated Adjusted EBITDA Reconciliation

($Millions)

($ in millions)	Nine Months Ending Sep. 30, 2017	Nine Months Ending Sep. 30, 2018	TTM Ending 9/30/17	TTM Ending 9/30/18
Net Income	$ 42.7	$ (7.8)	$ 52.3	$ (1.3)
Provision for Income Taxes	30.0	-	37.5	12.6
Interest Expense	60.7	66.2	76.9	88.2
Depreciation and Amortization	14.1	14.0	18.8	18.7
EBITDA	$ 147.5	$ 72.5	$ 185.5	$ 118.2
Loss on extinguishment of debt (1)	12.5	80.9	12.5	80.9
Other Adjustments (2)	(0.7)	-	(0.7)	(0.5)
Share-based compensation (3)	1.8	6.1	2.1	14.8
Transaction-related costs (4)	2.5	-	2.7	3.1
Legal settlement costs (5)	2.3	2.8	2.3	4.8
Restructuring costs (6)	7.4	-	8.0	-
Adjusted EBITDA	$ 173.3	$ 162.2	$ 212.4	$ 221.1
Adjusted EBITDA Margin	24.9%	20.4%	23.2%	21.4%

Note: Subtotals may not sum due to rounding.

(1) For the nine months ended September 30, 2018, the $80.9 million of loss on extinguishment of debt is comprised of (a) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022 and (b) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes. The $69.2 million of third quarter loss on extinguishment is comprised of a $54.0 million make whole premium and $15.2 million of deferred financing costs, net of premium/discounts. An additional $3.0 million is included in related costs for the three and nine months ended September 30, 2018 for duplicative interest paid through September 30, 2018 prior to repayment of the remaining 12.00% Senior Secured Notes and the Non-Recourse U.S. SPV Facility. For the nine months ended September 30, 2017, the $12.5 million loss from the extinguishment of debt was due to the redemption of CURO Intermediate Holding Corp.'s ("CURO Intermediate") 10.75% Senior Secured Notes due 2018 and the 12.00% Senior Cash Pay Notes due 2017.

(2) Other adjustments include deferred rent and the intercompany foreign exchange impact. Deferred rent represents the non-cash component of rent expense. Rent expense is recognized ratably on a straight-line basis over the lease term.

(3) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(4) Transaction-related costs include professional fees paid in connection with potential transactions and the original issuance of $470.0 million of Senior Secured Notes due 2022 in the first quarter of 2017.

(5) Legal settlements for the three and nine months ended September 30, 2018 includes (a) $4.0 million of customer redress costs in the U.K., (b) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans and (c) settlement of certain matters in California and Canada. Legal settlements for the three and nine months ended September 30, 2017 includes $2.3 million for the settlement of the Harrison, et al v. Principal Investment, Inc. et al. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in the Company's Form 10-K filed with the SEC on March 13, 2018.

(6) Restructuring costs of $7.4 million for the three and nine months ended September 30, 2017 were due to the closure of the remaining 13 U.K. stores.

32

CURO FINANCIAL TECHNOLOGIES CORP

Historical Consolidated Adjusted Net Income Reconciliation

($Millions)

($ in millions)	Nine Months Ending Sept. 30, 2017	Nine Months Ending Sept. 30, 2018	TTM Ending 9/30/17	TTM Ending 9/30/18
Net Income	$ 42.7	$ (7.8)	$ 52.3	$ (1.3)
Loss on extinguishment of debt (1)	12.5	83.8	12.5	83.8
Share-based compensation (2)	1.8	6.1	2.1	14.8
Transaction-related costs (3)	2.5	-	2.7	3.1
Legal settlement costs (4)	2.3	2.8	2.3	4.8
Restructuring costs (5)	7.4	-	8.0	-
Intangible asset amortization	1.8	2.1	2.6	2.8
Impact of tax law changes (6)	-	1.2	-	5.8
Cumulative tax effect of adjustments	(11.6)	(23.6)	(12.4)	(29.4)
Adjusted net income	$ 59.4	$ 64.7	$ 70.1	$ 84.4
Net income	$ 42.7	$ (7.8)	$ 52.3	$ (1.3)
Diluted Weighted Average Shares Outstanding (7)	39.0	48.1	39.0	47.8
Diluted Earnings per Share (7)	$ 1.10	$ (0.16)	$ 1.34	$ (0.03)
Per share impact of adjustments to net income (7)	$ 0.43	$ 1.51	$ 0.46	$ 1.79
Adjusted Diluted Earnings per Share (7)	$ 1.53	$ 1.35	$ 1.80	$ 1.77

Note: Subtotals may not sum due to rounding.

(1) For the nine months ended September 30, 2018, the $80.9 million of loss on extinguishment of debt is comprised of (a) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022 and (b) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes. The $69.2 million of third quarter loss on extinguishment is comprised of a $54.0 million make whole premium and $15.2 million of deferred financing costs, net of premium/discounts. An additional $3.0 million is included in related costs for the three and nine months ended September 30, 2018 for duplicative interest paid through September 30, 2018 prior to repayment of the remaining 12.00% Senior Secured Notes and the Non-Recourse U.S. SPV Facility. For the nine months ended September 30, 2017, the $12.5 million loss from the extinguishment of debt was due to the redemption of CURO Intermediate Holding Corp.'s ("CURO Intermediate") 10.75% Senior Secured Notes due 2018 and the 12.00% Senior Cash Pay Notes due 2017.

(2) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(3) Transaction-related costs include professional fees paid in connection with potential transactions and the original issuance of $470.0 million of Senior Secured Notes due 2022 in the first quarter of 2017.

(4) Legal settlements for the three and nine months ended September 30, 2018 includes (a) $4.0 million of customer redress costs in the U.K., (b) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans and (c) settlement of certain matters in California and Canada. Legal settlements for the three and nine months ended September 30, 2017 includes $2.3 million for the settlement of the Harrison, et al v. Principal Investment, Inc. et al. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in the Company's Form 10-K filed with the SEC on March 13, 2018.

(5) Restructuring costs of $7.4 million for the three and nine months ended September 30, 2017 were due to the closure of the remaining 13 U.K. stores.

(6) As a result of the Tax Cuts and Jobs Act of 2017 ("2017 Tax Act"), which became law on December 22, 2017, we provided an estimate of the new repatriation tax as of December 31, 2017. Subsequent to further guidance published in the first quarter of 2018, we booked additional tax expense of $1.2 million for the 2017 repatriation tax. Additionally, the 2017 Tax Act provided for a new GILTI tax starting in 2018 and we estimated and provided tax expense of $0.6 million in the first quarter of 2018. This expense was reversed in the third quarter of 2018 based on changes in the geographic mix of income.

(7) The share and per share information have been adjusted to give effect to the 36-to-1 split of the Company's common stock that occurred during the fourth quarter of 2017.

33

Historical Gross Combined Loan Receivables And Adjusted ROAA Reconciliations ($Millions) Year ending Nine months ending September 30, September 30, (in millions) Dec. 31, 2016 Dec. 31, 2017 2017 2018 Company-owned gross loans receivable $286.2 $432.8 $393.4 $567.7 Gross loans receivable guaranteed by the Company 68.0 78.8 71.2 78.8 Gross combined loans receivable $354.2 $511.6 $464.6 $646.5 September 30, (in millions) Dec. 31, 2016 Dec. 31, 2017 2018 Total assets $780.8 $859.7 $995.7 Average assets 723.4 820.3 927.7 LTM Adjusted Net Income 66.4 79.1 84.4 LTM Adjusted ROAA 9.2% 9.6% 9.1% Note: Subtotals may not sum due to rounding. The above table summarizes Company-owned gross loans receivable, a GAAP balance sheet measure, and reconciles it to gross combined loans receivable, a non-GAAP measure including loans originated by third-party lenders through CSO programs, which are not included in our Condensed Consolidated Financial Statements but from which we earn revenue and for which we provide a guarantee to the lender. 34

CURO FINANCIAL TECHNOLOGIES CORP

Segment EBITDA And AEBITDA Reconciliations

($Thousands)

	U.S				Canada				U.K.			
	9 Months Ended		3 Months Ended		9 Months Ended		3 Months Ended		9 Months Ended		3 Months Ended	
	9/30/2018 Actual	9/30/2017 Actual	9/30/2018 Actual	9/30/2017 Actual	9/30/2018 Actual	9/30/2017 Actual	9/30/2018 Actual	9/30/2017 Actual	9/30/2018 Actual	9/30/2017 Actual	9/30/2018 Actual	9/30/2017 Actual
Net Revenue	$ 378,416	$ 351,254	$ 120,017	$ 114,320	$ 88,156	$ 99,573	$ 21,773	$ 34,940	$ 19,633	$ 19,293	$ 6,691	$ 6,518
Avertising	35,200	24,596	17,632	12,005	9,147	6,944	3,717	2,899	7,077	4,059	2,765	1,367
Other cost of services	127,719	125,304	42,280	41,213	50,718	46,718	17,567	16,392	2,703	5,426	536	1,737
Corporate, district and other	81,113	78,299	22,360	25,257	14,791	12,407	5,135	4,660	18,390	13,091	7,690	4,330
Loss on extinguishment of debt	80,883	12,458	69,200	-	-	-	-	-	-	-	-	-
Interest expense	64,931	60,563	22,169	18,795	1,298	142	1,234	60	(19)	(11)	(7)	(12)
Restructuring and other costs	-	-	-	-	-	-	-	-	-	7,393	-	7,393
Pre-Tax income (loss)	$ (11,430)	$ 50,034	$ (53,624)	$ 17,050	$ 12,202	$ 33,362	$ (5,880)	$ 10,929	$ (8,518)	$ (10,665)	$ (4,293)	$ (8,297)
Pre-Tax income (loss)	(11,430)	50,034	(53,624)	17,050	12,202	33,362	(5,880)	10,929	(8,518)	(10,665)	(4,293)	(8,297)
Depreciation and amortization	10,322	10,200	3,536	3,447	3,306	3,389	1,087	1,170	378	531	124	174
Interest	64,931	60,563	22,169	18,795	1,298	142	1,234	60	(19)	(11)	(7)	(12)
EBITDA	$ 63,823	$ 120,797	$ (27,919)	$ 39,292	$ 16,806	$ 36,893	$ (3,559)	$ 12,159	$ (8,159)	$ (10,145)	$ (4,176)	$ (8,135)
Loss on extinguishment of debt (1)	80,883	12,458	69,200	-	-	-	-	-	-	-	-	-
Share-based compensation (2)	6,112	1,756	2,089	454	-	-	-	-	-	-	-	-
Transaction release costs (3)	-	2,523	-	123	-	-	-	-	-	-	-	-
Legal settlement costs (4)	(1,297)	2,311	(1,297)	361	119	-	119	-	3,952	-	3,952	-
Restructuring and other costs (5)					-	-	-	-	-	7,393	-	7,393
Other adjustments (6)	(224)	(41)	(99)	(27)	223	(654)	50	(182)	(48)	(28)	(6)	(10)
Adjusted AEBITDA	$ 149,297	$ 139,804	$ 41,974	$ 40,203	$ 17,148	$ 36,239	$ (3,390)	$ 11,977	$ (4,255)	$ (2,780)	$ (230)	$ (752)

Note: Subtotals may not sum due to rounding.

(1) For the nine months ended September 30, 2018, the $80.9 million of loss on extinguishment of debt is comprised of (a) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022 and (b) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes. The $69.2 million of third quarter loss on extinguishment is comprised of a $54.0 million make whole premium and $15.2 million of deferred financing costs, net of premium/discounts.

(2) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(3) Transaction-related costs include professional fees paid in connection with potential transactions and the original issuance of $470.0 million of Senior Secured Notes due 2022 in the first quarter of 2017.

(4) Legal settlements for the three and nine months ended September 30, 2018 includes (a) $4.0 million of customer redress costs in the U.K., (b) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans and (c) settlement of certain matters in California and Canada. Legal settlements for the three and nine months ended September 30, 2017 includes $2.3 million for the settlement of the Harrison, et al v. Principal Investment, Inc. et al. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in the Company's Form 10-K filed with the SEC on March 13, 2018.

(5) Restructuring costs of $7.4 million for the three and nine months ended September 30, 2017 were due to the closure of the remaining 13 U.K. stores.

(6) Other adjustments include deferred rent and the intercompany foreign exchange impact. Deferred rent represents the non-cash component of rent expense. Rent expense is recognized ratably on a straight-line basis over the lease term.

35

Adjusted Pre-tax income And Adjusted tax Expense Reconciliations

($Thousands)

	For the 12 Months Ended December 31, 2017		For the 9 Months Ended September 30, 2018	
Pre-tax income	$	91,729	$	(7,746)
Loss (gain) on extinguishment of debt (1)		12,458		83,848
Restructuring and other costs (2)		7,393		-
Legal settlement cost (3)		4,311		2,774
Transaction related costs (4)		5,573		-
Share-based cash and non-cash compensation (5)		10,446		6,112
Intangible asset amortization		2,502		2,059
Adjusted pre-tax income	$	134,412	$	87,047
Tax expense	$	42,576	$	9
Impact of tax law changes (6)		4,635		1,200
Cumulative tax effect of adjustments		(17,397)		(23,586)
Adjusted tax expense	$	55,338	$	22,395
Adjusted tax expense / Adjusted pre-tax income		41.2%		25.7%

Note: Subtotals may not sum due to rounding.

(1) For the nine months ended September 30, 2018, the $80.9 million of loss on extinguishment of debt is comprised of (a) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022 and (b) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes. The $69.2 million of third quarter loss on extinguishment is comprised of a $54.0 million make whole premium and $15.2 million of deferred financing costs, net of premium/discounts. An additional $3.0 million is included in related costs for the three and nine months ended September 30, 2018 for duplicative interest paid through September 30, 2018 prior to repayment of the remaining 12.00% Senior Secured Notes and the Non-Recourse U.S. SPV Facility. For the nine months ended September 30, 2017, the $12.5 million loss from the extinguishment of debt was due to the redemption of CURO Intermediate Holding Corp.'s ("CURO Intermediate") 10.75% Senior Secured Notes due 2018 and the 12.00% Senior Cash Pay Notes due 2017.

(2) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(3) Transaction-related costs include professional fees paid in connection with potential transactions and the original issuance of $470.0 million of Senior Secured Notes due 2022 in the first quarter of 2017.

(4) Legal settlements for the three and nine months ended September 30, 2018 includes (a) $4.0 million of customer redress costs in the U.K., (b) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans and (c) settlement of certain matters in California and Canada. Legal settlements for the three and nine months ended September 30, 2017 includes $2.3 million for the settlement of the Harrison, et al v. Principal Investment, Inc. et al. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in the Company's Form 10-K filed with the SEC on March 13, 2018.

(5) Restructuring costs of $7.4 million for the three and nine months ended September 30, 2017 were due to the closure of the remaining 13 U.K. stores.

(6) As a result of the Tax Cuts and Jobs Act of 2017 ("2017 Tax Act"), which became law on December 22, 2017, we provided an estimate of the new repatriation tax as of December 31, 2017. Subsequent to further guidance published in the first quarter of 2018, we booked additional tax expense of $1.2 million for the 2017 repatriation tax. Additionally, the 2017 Tax Act provided for a new GILTI tax starting in 2018 and we estimated and provided tax expense of $0.6 million in the first quarter of 2018. This expense was reversed in the third quarter of 2018 based on changes in the geographic mix of income.

(7) The share and per share information have been adjusted to give effect to the 36-to-1 split of the Company's common stock that occurred during the fourth quarter of 2017.

36